Exhibit 99.1



                               [GRAPHIC OMITTED]


                    First Montauk Moves to Vacate Settlement
                       with Edward H. Okun and Affiliates;
     Cites Criminal Investigation of Okun Holdings and Bankruptcy Filing of
                              Okun's 1031 Tax Group

May 18, 2007 -- Red Bank, NJ -- First Montauk Financial Corp. (OTCBB: FMFK) announced today that it moved in New Jersey State Court to vacate the settlement agreement with Edward H. Okun and his affiliated companies covering three separate lawsuits arising out of the termination of a merger agreement by Mr. Okun through an affiliated company in December 2006. The Montauk board of directors authorized the action after learning of the federal criminal investigation into the transfer of over $100 million of customer funds entrusted to Okun's wholly-owned "1031" exchange company, The 1031 Tax Group, LLC, to another Okun affiliate. According to publicly filed documents, the money was originally deposited by customers and was to be held on a short-term basis pending reinvestment of the funds. Okun and his affiliates `borrowed" the funds, leaving The 1031 Tax Group without the capital necessary to satisfy customer withdrawal requests, and forcing Okun to file for bankruptcy protection for 16 of his affiliated companies.

The Board's action, if successful, will allow the $2,000,000, posted by an Okun affiliate to secure the obligations under the merger agreement, to remain in escrow. The present management team, led by Chief Executive Officer Victor K. Kurylak, will remain in charge of the Company pending the court's decision. Mr. Kurylak commented, "Okun's litigation tactics and the criminal investigation of his activities have proven to be a major distraction to our firm. Fortunately, our board has consistently acted to protect the interests of our customers, shareholders, affiliates and employees by holding Okun and his team accountable and preventing them from taking control of the operation of the Company." Mr. Kurylak continued, "Our broker-dealer operations remain strong with net capital exceeding $1,500,000 and liquid assets in excess of $4,000,000. Our total shareholder equity exceeds $3,000,000 and we have virtually no debt on our books. We have made substantial and measurable progress at Montauk over the past few years and we are committed to continuing these efforts."

The settlement agreement was executed on May 8, 2007. However, neither Okun nor his representatives advised the court or Montauk that, according to the bankruptcy petition, the week before the court hearing, US Postal Authorities executed a search warrant on the offices of Okun Holdings in Richmond, Virginia. According to the pleadings in an action instituted by the Colorado Capital Bank which holds funds belonging to The 1031 Tax Group, executive officers of one of Okun's 1031 companies were terminated after they objected to Okun's direction to withdraw the customer funds. Okun also concealed his plans to file for bankruptcy protection for The 1031 Tax Group. The bankruptcy petition stated that an Okun company owed The 1031 Tax Group over $130,000,000 and that The 1031 Tax Group had little operating capital. Based on this new information, the board of directors determined that the settlement agreement was no longer in the best interest of the Company's shareholders and customers.

First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, New Jersey. First Montauk conducts securities brokerage, insurance, investment banking and advisory business through its network of independent financial professionals.
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Montauk Financial Group is a service mark of First Montauk Securities Corp.,
Member NASD/SIPC. First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ. Additional information is available at the Company's website at www.montaukfinancial.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company's estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Company's Securities and Exchange Commission filings, including each Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date of this release. Each of the Companies undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

First Montauk Financial Corp.
Victor K. Kurylak, President and Chief Executive Officer
(800) 876-3672, ext. 4230 info@montaukfinancial.com